UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2018 (June 22, 2018)

HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.
On June 22, 2018, Harris Corporation (“Harris”) redeemed in full the outstanding $400 million principal amount of its 4.40% notes due December 2020 (the “2020 Notes”) for $415,481,112.87, including accrued interest, and the outstanding $400 million principal amount of its 5.55% notes due October 2021 (the “2021 Notes” and together with the 2020 Notes, the “Notes”) for $434,049,599.13, including accrued interest. Harris previously announced on May 24, 2018 that it was exercising its options to redeem the Notes at a “make-whole” redemption price as set forth in the respective Notes. As a result of the redemptions, the Notes were terminated and cancelled.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
	By:	/s/ Rahul Ghai
		Name:	Rahul Ghai
Date: June 25, 2018		Title:	Senior Vice President and Chief Financial Officer

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